Exhibit 99.1
GigaCloud Technology Inc Announces CFO Transition
EL MONTE, Calif., August 8, 2024 — GigaCloud Technology Inc (Nasdaq: GCT) (“GigaCloud” or the “Company”), a pioneer of global end-to-end B2B technology solutions for large parcel merchandise, today announced the resignation of David Lau, Chief Financial Officer, to pursue other business interests effective August 19, 2024. Erica Wei, the Company’s Vice President of Finance, will serve as interim Chief Financial Officer starting August 19, 2024.
Lau will stay as an advisor to the Company until September 19, 2024 to assist with the transition of his duties. The appointment of Wei as interim Chief Financial Officer takes effect on the second anniversary of the Company’s initial public offering, and provides continuity of the strong foundation laid by Lau, whose strategic leadership and unwavering commitment to accelerating growth and innovation have been pivotal in positioning GigaCloud for long-term success.
“On behalf of the entire GigaCloud team, I extend our deepest gratitude to David for his extraordinary leadership and invaluable contributions to the Company,” said Larry Wu, Founder, Chairman and Chief Executive Officer of GigaCloud. “With David’s support, we achieved the remarkable milestone of going public in August 2022. His strategic acumen was crucial in the successful acquisitions of Noble House and Wondersign, which have greatly enhanced our market position. These achievements, among many others under David’s leadership, have collectively created value for our shareholders. We wish David all the best in the next chapter of his career.”
“It has been a privilege to serve as CFO of GigaCloud and contribute to its remarkable growth,” said Lau. “Leading the finance team through our IPO was a significant accomplishment. As the Company enters a new phase of expansion, I believe it is the right time for me to pursue new opportunities. I am confident that the Company’s robust foundation, coupled with Erica’s expertise, will propel GigaCloud to even greater heights.”
Wei joined GigaCloud in August 2023 and brings a wealth of financial expertise to the Company. In the past year, Wei has made substantial contributions to GigaCloud as it successfully transitioned to a U.S. domestic issuer and leading the compliance efforts as required under the Sarbanes-Oxley Act of 2002. Previously, Wei spent nearly a decade in PwC’s Los Angeles office advancing through positions of increasing responsibility to Senior Manager within the firm’s auditing services, while serving a diverse portfolio of high-profile clients, including various Fortune 500 companies. Based at the Company’s headquarters in El Monte, California, Wei will strengthen GigaCloud’s engagement with the global investment community as it continues to execute its growth strategy.
About GigaCloud Technology Inc
GigaCloud Technology Inc is a pioneer of global end-to-end B2B technology solutions for large parcel merchandise. The Company’s B2B ecommerce platform, the “GigaCloud Marketplace,” integrates everything from discovery, payments and logistics tools into one easy-to-use platform. The Company’s global marketplace seamlessly connects manufacturers, primarily in Asia, with resellers, primarily in the U.S., Asia and Europe, to execute cross-border transactions with confidence, speed and efficiency. GigaCloud offers a comprehensive solution that transports products from the manufacturer’s warehouse to the end customer’s doorstep, all at one fixed price. The Company first launched its marketplace in January 2019 by focusing on the global furniture market and has since expanded into additional categories, including home appliances and fitness equipment. For more information, please visit the Company’s website: https://investors.gigacloudtech.com/.

Forward-Looking Statements
This press release contains “forward-looking statements.” Forward-looking statements reflect our current view about future events. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “could,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “propose,” “potential,” “continue” or similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC.
For investor and media inquiries, please contact:
GigaCloud Technology Inc
Investor Relations
Email: ir@gigacloudtech.com
PondelWilkinson, Inc.
Laurie Berman (Investors) – lberman@pondel.com
George Medici (Media) – gmedici@pondel.com
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